Exhibit 10.17

CONSULTING AGREEMENT

THIS AGREEMENT made and entered into this               day of April, 2006, by and between Ethanol Grain Processors, LLC (“Company”) and Thomas D. Williamson, DBA Transportation Consultants Co. (“Consultant”) for rail transportation consulting work.

1.     SERVICES. Company hereby employs Consultant to perform the following services in accordance with the terms and conditions set forth in this Agreement:

SERVICES:

A.            Advise Company and negotiate on behalf of Company an agreement with CN Railroad (“CN”) covering rail service to Company’s proposed ethanol plant site near Obion, Tennessee, including but not necessarily limited to receiving rail com and shipping ethanol and DDG via rail to U.S. markets.

B.            Advise Company and negotiate on behalf of Company an industry track agreement with CN for rail trackage to the ethanol plant site, including but not necessarily limited to the installation of switch(s) off rail “main” line and track on Company’s property.

C.            Negotiate corn rail rates or rate spreads on inbound trains.

D.            Negotiate railroad rates/rate spreads for ethanol and DDG. Negotiate ethanol and DDG rates with CN to interchange points with CSXT, NS, BNSF and UP and with these carriers as necessary.

E.             Advise Company on other issues as necessary or requested.

F.              Advise Company and/or negotiate on behalf of Company to obtain leased railroad tank cars, leased DDG hopper cars and a switch engine or Trackmobile for movement of railcars as requested.

2.     TERM. This Agreement will commence immediately upon signing, and will continue until terminated by either party upon thirty (30) days written notice to the other. Upon termination, the Company agrees to pay for any work performed by Consultant through the date of the notice of termination.

3.     TIME DEVOTED BY CONSULTANT. It is anticipated that Consultant will spend approximately 25% of his personal time in fulfilling his obligations under this Agreement but it is understood that the actual amount of time may vary from month to month. Consultant may utilize other employees to perform the daily administrative traffic functions as listed above.

4.     PLACE WHERE SERVICES WILL BE PERFORMED. Consultant will perform most of the services contemplated by this Agreement in Leawood, Kansas. In addition, Consultant will perform services on the telephone and in certain other places in furtherance of his performance hereunder.

5.     COMPENSATION. Upon execution of this Agreement or as soon as practicable thereafer, Company will pay Consultant a non-refundable retainer of $1,500 against which Consultant will apply his charges to Company until the retainer is depleted. Thereafer, Company will pay Consultant for services rendered at the hourly rate of $150.

6.     OUT-OF-POCKET EXPENSES. Company shall reimburse Consultant for all reasonable out-of-pocket expenses that Consultant incurs on behalf of Company in connection with the services, including travel expenses and other services approved by the Company. All travel will be pre-approved by an officer of the Company; such approval will be understood to be given when Consultant is requested to attend meetings or Company functions.

7.     ITEMIZED STATEMENT. With respect to reasonable out-of-pocket expenses, Consultant will provide Company with a monthly itemized statement. Companywill pay Consultant the amounts due as indicated by such statement within fifteen (15) days.

8.     INDEPENDENT CONTRACTOR. Both Company and Consultant agree that Consultant will act as an independent contractor in the performance of obligations under this Agreement. Accordingly, Consultant shall be responsible for payment of all taxes including Federal, State, and local taxes arising out of the Consultant’s activity under this Agreement, including by way of illustration but not limitation, Federal and State income tax, Social Security tax, Unemployment Insurance tax and any other tax or business fees required. Consultants’ tax identifcation number is 453 68 8195.

9.     CONFIDENTIAL INFORMATION. Consultant agrees that any information received by him in his performance of his obligation hereunder, which concerns the personal, financial, or other affairs of Company will be treated by Consultant in full confidence and will not be revealed to any other persons, firms or organizations.

10.  LIMITATIONS OF LIABILITY. Consultant shall be without authority to bind Company and all transactions negotiated by Consultant on behalf of Company shall be subject to the express written approval and acceptance of Company.

11.  Other: Company and Consultant may negotiate other items which may affect this agreement, i.e. audit of Company’s freight bills, leased car invoices, etc. which must be in writing as amendments to this Agreement.

12.  SIGNATURES. Both Company and Consultant by affixing their signatures hereto agree to the terms and conditions of this Agreement.

ETHANOL GRAIN PROCESSORS		CONSULTANT

/s/ James K. Patterson		/s/ Thomas D. Williamson
BY:	Chief Executive Officer	Thomas D. Williamson DBA
DATE:	April 27th 2006	Transportation Consultants Co.
Owner
15313 Rosewood Drive
Leawood, Kansas 66224
913 685-4421